                                                                     EXHIBIT 4.1


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGEFinancial Printing GroupFinancial Printing Group
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS, OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE HOLDERS OF THIS WARRANT (WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

THIS WARRANT IS NOT TRANSFERABLE TO ANY PERSON OR ENTITY OTHER THAN AN ENTITY AFFILIATED WITH ERNST & YOUNG U.S. LLP, AND THEN ONLY IN COMPLIANCE WITH THE PROVISIONS HEREOF.

No.  EY-001                                                          May 3, 1999

                    $8.00 WARRANT TO PURCHASE COMMON STOCK

                                      OF

                              THE VIALINK COMPANY

          62,500 Shares Expiring as set forth in Section 1(a) hereof
                                      and
187,500 Shares Expiring Unless Notice of Exercisability is Delivered Pursuant to
                     Section 1(b) hereof by March 3, 2002

          This certifies that, for value received, ERNST & YOUNG U.S. LLP ("E&Y"), or registered assigns (the "Holder"), during the term of this Warrant
  ---                                ------
as set forth in Section 1, is entitled to purchase from THE VIALINK COMPANY, an Oklahoma corporation (including the Delaware corporation resulting from its reincorporation, the "Company"), for value received, up to TWO HUNDRED FIFTY
                      -------
THOUSAND (250,000) shares (the "Warrant Shares") of the Common Stock of the
                                --------------
Company, $0.001 par value (the "Common Stock"), upon surrender hereof, at the
                                ------------
principal office of the Company referred to below, with a duly executed Notice of Exercise in the form attached, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price set forth in Section 2. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided herein. The term "Warrant" as used herein shall
                                             -------
include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1.   Term of Warrant.  Subject to the terms and conditions set forth
          ---------------
herein, this Warrant shall be exercisable as follows:

     (a) with respect to the initial tranche of 62,500 Warrant Shares, in whole but not in part with respect to such shares, at any time on or before 5:00 p.m. Oklahoma City time on the date which is five (5) days after the effective date of the registration statement relating to the resale of the 62,500 Warrant Shares under this Section 1(a), after which time this Warrant shall not thereafter be exercisable with respect to such Warrant Shares; and

     (b) with respect to the remaining 187,500 Warrant Shares, in whole or in part consisting of not less than 62,500 Warrant Shares, at any time and from time to time sixty-one (61) days after the giving of the notice specified in subsection 3(a)(i) below, which shall in any event be given on or before 5:00 p.m. Oklahoma City time on March 3, 2002, otherwise this Warrant shall not thereafter be exercisable.

     2.   Exercise Price.  The purchase price per share for the Common Stock
          --------------
purchased under this Warrant shall be EIGHT AND NO/100 DOLLARS ($8.00) (the "Exercise Price"), subject to adjustment as provided under Section 14(a).

     3.   Exercise of Warrant.
          -------------------

     (a)  Method of Exercise.  The purchase rights represented by this Warrant
          ------------------
     are exercisable by the Holder as follows:

          (i) in the case of Section 1(a) above, by delivery of a Notice of Exercise, the form of which is attached hereto as Exhibit A, duly completed
                                                       ---------
     and executed on behalf of the Holder, at the office of the Company, and upon payment of the aggregate Exercise Price of $500,000 with respect to such Warrant Shares in cash or by check payable to the Company; and

          (ii) in the case of Section 1(b) above, on the sixty-first (61st) day following the delivery of a Notice of Exercisability in the form attached hereto as Exhibit B by the holder thereof and thereafter at any time
               ---------
     following the surrender of this Warrant and delivery of a Notice of Exercise, the form of which is attached hereto as Exhibit A, including the
                                                       ---------
     undertaking pursuant to paragraph (c) below, duly completed and executed on behalf of the Holder, at the office of the Company, and upon payment at or prior to such 61st day equal to the product of the Exercise Price multiplied by the number of shares designated by the Holder in the Notice of Exercise in cash or by check payable to the Company.

     (b)  Other Matters.  This Warrant shall be deemed to have been exercised
          -------------
     immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issued upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised.

     (c)  Special Transfer Restriction.  Upon and as a condition to any exercise
          ----------------------------
     of all or any part of the Warrant Shares exercisable under Section 1(b) above, Holder shall agree that notwithstanding any other rights it may have, including with respect to the right to require registration of such shares for resale pursuant to the terms of any registration rights agreement between the Company and Holder, Holder will hold and not sell or offer for sale to any third party any of such shares, nor request any registration of the resale of such shares, for a period of six months after the date of such exercise.

     4.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5.   Replacement of Warrant.  On receipt of evidence reasonably
          ----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6.   No Rights as Stockholder.  This Warrant shall not entitle its Holder
          ------------------------
to any of the rights of a stockholder of the Company.

     7.   Transfer of Warrant.
          -------------------

     (a)  Warrant Register.  The Company will maintain a register (the "Warrant
          ----------------                                              -------
     Register") containing the names and addresses of the Holder or Holders.
     --------
     Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the

     Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b)  Transferability and Nonnegotiability of Warrant.  THIS WARRANT MAY NOT
          -----------------------------------------------
     BE TRANSFERRED OR ASSIGNED IN WHOLE OR IN PART, EXCEPT TO AN ENTITY AFFILIATED WITH E&Y WHO SHALL SIMILARLY AGREE TO BECOME BOUND HEREBY, AND IN ANY EVENT MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS BY THE TRANSFEROR AND THE TRANSFEREE (INCLUDING THE DELIVERY OF INVESTMENT REPRESENTATION LETTERS AND LEGAL OPINIONS REASONABLY SATISFACTORY TO THE COMPANY). Subject to compliance with the foregoing and the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, title to this
      --------------
     Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. The Holder or owner hereof by the taking hereof consents and agrees that any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities as rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

     (c)  Exchange of Warrant Upon a Transfer.  On surrender of this Warrant for
          -----------------------------------
     exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers contained in this
     Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     (d)  Compliance with Securities Laws.
          -------------------------------

          (iii) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof or except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, by executing the form attached as Schedule 1 to Exhibit
                                                                         -------
     A hereto, that the shares of Common Stock so purchased are being acquired
     -
     for investment, and not with a view toward distribution or resale in violation of applicable securities laws.

          (iv) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws and any other agreement between Holder and the Company:

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY OR THE HOLDERS OF THIS WARRANT (WHICH COUNSEL SHALL BE SATISFACTORY TO THE COMPANY), QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE SECURITIES ACT AND THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

          (v) In connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

               (A) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

               (B) The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis
                                                   ---
          for such exemption may be unavailable if the Holder's representation was predicated solely upon a present intention to hold the Warrant for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant, or for a period of one year or any other fixed period in the future.

               (C) The Holder further understands that this Warrant must be held indefinitely unless subsequent registered under the Securities Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Holder understands that the Company is under no obligation to register this Warrant.

               (D) The Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (E) The Holder further understands that at the time it wishes to sell this Warrant there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Holder may be precluded from selling this Warrant under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

               (F) The Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, not withstanding the fact that Rule 144 and 144A are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     8.   Reservation of Stock.  The Company covenants that during the term this
          --------------------
Warrant is exercisable, the Company will reserve from its authorized and unissued Common

Stock a sufficient number of Warrant Shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its corporate charter, if necessary, to provide sufficient reserves of Warrant Shares issuable upon exercise of the Warrant.
The Company further covenants that all Warrant Shares that may be issued upon the exercise of this Warrant will be free from all taxes, liens and charges except for restrictions on transfer and any taxes, liens and charges imposed on the Holder unrelated to the Company's issuance of shares upon exercise of the Warrant.

     9.   Representations and Warranties.  The Company represents and warrants
          ------------------------------
to the holder of this Warrant as follows:

     (a)  Authorization.  This Warrant has been duly authorized and executed by
          -------------
     the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive and other equitable remedies;

     (b)  Reservation; Issuance.  The Warrant Shares have been duly authorized
          ---------------------
     and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

     (c)  No Conflicts.  The execution and delivery of this Warrant are not, and
          ------------
     the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's charter or bylaws; do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company; and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby, and the filing of any registration statements required to be filed by the Company pursuant to any registration rights granted to Holder by the Company.

     (d)  No Litigation.  There are no actions, suits, audits, investigations or
          -------------
     proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

     10.  Notices.  All such notices, advices and communications hereunder shall
          -------
be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing (which shall be effected by registered or certified mail, postage prepaid), on the third business day following the date of such mailing.

     11.  Amendments.  Any term of this Warrant may be amended with the written
          ----------
consent of the Company and all of the Holders of this Warrant.

     12.  Adjustments.  The Exercise Price and the number of shares purchasable
          -----------
hereunder are subject to adjustment from time to time as follows:

     (a)  Adjustment for Dividends in Other Stock, Property, etc.;
          --------------------------------------------------------
     Reclassification, etc.  In case at any time while this Warrant is
     ----------------------
     outstanding and unexpired, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

          (i) other or additional stock or other securities or property (other than cash) by way of dividend; or

          (ii) other or additional stock or other securities or property by way of stock split, spin off, split up, reclassification, recapitalization, combination of shares or similar corporate rearrangement;

     then and in each such case the Holder, upon the exercise hereof, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the original issue date he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the original issue date to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and properties receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 14.
                                ----------

     (b)  No Dilution or Impairment.  The Company will not, by amendment to its
          -------------------------
     certificate of incorporation or through any reorganization, sale of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable upon the exercise of the Warrant above the amount payable therefor upon such exercise; and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the full exercise of the Warrant.

     (c)  Notices of Record Date, etc.  In the event of:
          ---------------------------

          (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

          (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any conveyance of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation; or

          (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; (B) the date on which any such reorganization, reclassification, conveyance, consolidation, merger, dissolution, liquidation, or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, conveyance, consolidation, merger, dissolution, liquidation, or winding up; and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 15 days prior to the date therein specified.

     13.  Miscellaneous.
          -------------

     (a)  Successors and Assigns.  This Warrant and the rights evidenced hereby
          ----------------------
     shall inure to the benefit of and be binding upon the successors of the Company and the Holder and their respective permitted assigns. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

     (b)  Headings.  The headings of the Sections of this Warrant are for the
          --------
     convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     (c)  Choice of Law.  This Warrant and the performance or breach thereo
          -------------
     shall be governed by and interpreted as to substantive matters in accordance with the applicable laws of the State of Oklahoma (excluding its choice of law rules), except that upon the Company's reincorporation as a Delaware corporation, if effected, the Warrant shall be governed under Delaware law.


                              *     *     *     *

          IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: May __, 1999                         The Company:
                                            -----------

                                            THE VIALINK COMPANY


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            Address:  13800 Benson Road
                                                      Edmond, OK  73013

                                   EXHIBIT A


                              NOTICE OF EXERCISE
                              ------------------

     (1) The undersigned hereby irrevocably elects to purchase [Section 1(b) exercises only: on the date which is sixty-one (61) days after the date of this Notice] ___________ shares of Common Stock of The viaLink Company, pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the purchase price for such shares.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

[Section 1(b) exercises only: (3) The undersigned further understands that, in addition to any other restrictions imposed by applicable securities law, the undersigned must hold the shares being acquired for at least six (6) months and hereby agrees not to offer or sell or to request any registration with respect to resale of such shares until the expiration of such six-month period.]

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name or names as are specified below:

                                            ____________________________________
                                            (Name)

                                            ____________________________________
                                            ____________________________________
                                            (address)


     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

ERNST & YOUNG U.S. LLP


By:_______________________________
Name:_____________________________
Title:____________________________
Date:_____________________________

                                  Schedule 1
                                  ----------

                      INVESTMENT REPRESENTATION STATEMENT



To:            The viaLink Company

Security:      Common Stock issuable upon exercise of $8.00 Warrant dated May
               __, 1999.


     In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as
 ----------                          ---------
follows:

     (a) The Purchaser is aware of the Company business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").
                                                                     ---

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if
             ---
the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities except as set forth in the Warrant under which the Securities are being acquired. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     Purchaser: _______________________




     Date: ____________________________

                                   EXHIBIT B


                           NOTICE OF EXERCISABILITY
                           ------------------------

        Pursuant to the terms of the attached warrant, the undersigned hereby gives notice to The viaLink Company, Inc. that the warrant with respect to _____________ of the 187,500 warrant shares described in Section 1(b) thereof will become exercisable within sixty-one (61) days after the date hereof.

Dated:

                                        ERNST & YOUNG U.S. LLP


                                        By:
                                           -------------------------------
                                            Name:
                                            Title:

                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee             Address             No. of Shares
----------------             -------             -------------


and does hereby irrevocably constitute and appoint ____________________ to make such transfer on the books of The viaLink Company, maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except in compliance with Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledge that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.


Signature:_______________________________________
Name of Holder:__________________________________
Name of Authorized Representative,
 if a legal entity:______________________________
Title of Representative:_________________________
Date:____________________________________________